PAN-CHINA
天健新加坡会计师事务所
Pan-China Singapore PAC
Incorporated with Limited Liability

UEN No. 201603521D

80 South Bridge Road
#04-01/02
Golden Castle Building
Singapore 058710
Tel : (+65) 6438 3524
Fax: (+65) 6438 3524

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendent No. 1 to Form F-1 of Huale Acoustics Limited of our reports dated June 28, 2021 and June 24, 2020 for financial years then ended as of December 31, 2020 and December 31, 2019 and December 31, 2018 relating to the financial statements which appears in this Registration Statement. We also consent to the reference to our firm under caption "Experts" in such Registration Statement.

Pan China Singapore PAC

Pan-China Singapore PAC

Singapore

January 17, 2022